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                                                                     Exhibit 3.2




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                                    TEXTRON

                                      INC.

                            (A DELAWARE CORPORATION)








                                    -------

                                    BY-LAWS

                                    -------





                        As Amended Through May 26, 1999




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                               TABLE OF CONTENTS

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                                                                       PAGE

OFFICES
 1.01.  Registered Office............................................    1
 1.02.  Other Offices................................................    1

MEETINGS OF STOCKHOLDERS
 2.01.  Place of Meetings............................................    1
 2.02.  Annual Meetings..............................................    1
 2.03.  Special Meetings.............................................    4
 2.04.  Notice of Meetings...........................................    4
 2.05.  Quorum.......................................................    4
 2.06.  Organization.................................................    5
 2.07.  Voting.......................................................    5
 2.08.  Voting Procedures and Inspectors of Elections................    6
 2.09.  List of Stockholders.........................................    7

BOARD OF DIRECTORS
 3.01.  General Powers...............................................    8
 3.02.  Number, Qualifications and Term of Office....................    8
 3.03.  Nomination and Election of Directors.........................    8
 3.04.  Quorum and Manner of Acting..................................   11
 3.05.  Offices, Place of Meeting and Records........................   11
 3.06.  Annual Meeting...............................................   12
 3.07.  Regular Meetings.............................................   12
 3.08.  Special Meetings; Notice.....................................   12
 3.09.  Organization.................................................   13
 3.10.  Order of Business............................................   13
 3.11.  Removal of Directors.........................................   13
 3.12.  Resignation..................................................   13
 3.13.  Vacancies....................................................   13
 3.14.  Compensation.................................................   14

COMMITTEES
 4.01.  Executive Committee..........................................   14
 4.02.  Powers.......................................................   15
 4.03.  Procedure; Meetings; Quorum..................................   15
 4.04.  Compensation.................................................   16
 4.05.  Other Board Committees.......................................   16
 4.06.  Alternates...................................................   16
 4.07.  Additional Committees........................................   17

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                                                                       PAGE

ACTION BY CONSENT OR TELEPHONE
 5.01.  Consent of Directors.........................................   17
 5.02.  Telephone Meetings...........................................   17

OFFICERS
 6.01.  Number.......................................................   18
 6.02.  Election, Qualifications and Term of Office..................   18
 6.03.  Other Officers...............................................   18
 6.04.  Removal......................................................   19
 6.05.  Resignation..................................................   19
 6.06.  Vacancies....................................................   19
 6.07.  Chairman of the Board........................................   19
 6.08.  Vice Chairman of the Board...................................   19
 6.09.  President....................................................   20
 6.10.  Chief Executive Officer......................................   20
 6.11.  Vice Presidents..............................................   20
 6.12.  Treasurer....................................................   20
 6.13.  Secretary....................................................   21
 6.14.  Controller...................................................   21
 6.15.  Salaries.....................................................   22

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
 7.01.  Execution of Contracts.......................................   22
 7.02.  Loans........................................................   23
 7.03.  Checks, Drafts, etc..........................................   23
 7.04.  Deposits.....................................................   23
 7.05.  Proxies in Respect of Securities of Other Corporations.......   24

BOOKS AND RECORDS
 8.01.  Place........................................................   25
 8.02.  Addresses of Stockholders....................................   25
 8.03.  Record Dates.................................................   25
 8.04.  Audit of Books and Accounts..................................   26

SHARES AND THEIR TRANSFER
 9.01.  Certificates of Stock........................................   26
 9.02.  Record.......................................................   27
 9.03.  Transfer of Stock............................................   27
 9.04.  Transfer Agent and Registrar; Regulations....................   27
 9.05.  Lost, Destroyed or Mutilated Certificates....................   27

SEAL.................................................................   28

FISCAL YEAR..........................................................   28

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                                                                       PAGE

INDEMNIFICATION......................................................   28

WAIVER OF NOTICE.....................................................   33

AMENDMENTS...........................................................   33

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                                  TEXTRON INC.
                            (A DELAWARE CORPORATION)

                                  ------------

                                    BY-LAWS

                                   ARTICLE I.

                                    OFFICES.

  SECTION 1.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be at No. 1209 Orange Street, City of Wilmington, County of New Castle. The name of the resident agent in charge thereof shall be The Corporation Trust Company.

  SECTION 1.02. Other Offices. The Corporation may also have an office or offices in the City of Providence, State of Rhode Island, and at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.

                                  ARTICLE II.

                           MEETINGS OF STOCKHOLDERS.

  SECTION 2.01. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

  SECTION 2.02. Annual Meetings. (a) The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held on such day, at such time and in such place (either within or without the State of Delaware) as shall be fixed by the Board of Directors. (b) If the election of directors shall not be held on the day fixed by
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                                        2

the Board of Directors for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held. (c) At any annual meeting, or special meeting held in lieu thereof, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any stockholder who complies with the procedures set forth in this Section 2.02(c). Except as otherwise provided by Section 3.03, by the Certificate of Incorporation or by law, the only business which shall be conducted at any such meeting of the stockholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given pursuant to Section 2.04, (ii) be brought before the meeting at the direction of the Board of Directors or the chairman of the meeting or (iii) have been specified in a timely written notice to the Secretary, in accordance with all of the following requirements, by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat. To be timely in the case of an annual meeting, each such notice must be delivered to, or be mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that in the event the annual meeting is called for a date that is not within 30 days of such anniversary date, such notice must be so delivered or so mailed and received, not later than the close of business on the 10th day following the day on which such notice of the annual meeting was mailed or public disclosure of the date of annual meeting was first made, whichever first occurs. To be timely in the case of a special meeting held in lieu of an annual meeting,
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                                        3

such notice must be delivered to or be mailed and received at, the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which notice of the special meeting was mailed or such public disclosure of the date of special meeting was first made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting, or a special meeting held in lieu thereof, commence a new period for the giving of a stockholder's notice as described above. Such stockholder's notice to the Secretary shall set forth: (i) a description of each item of business proposed to be brought before the meeting; and the reasons for conducting such business at the annual meeting; (ii) the name and address of the stockholder proposing to bring such item of business before the meeting; (iii) the class or series and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice by the stockholder; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting; and (vi) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Proxy Rules").

  The chairman of the meeting may, if the facts warrant, determine that an item of business was not brought before the meeting in accordance with the foregoing procedure, and
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                                        4

if he should so determine, he shall so declare to the meeting and that business shall be disregarded.

  SECTION 2.03. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the chief executive officer or by order of the Board of Directors. The business which may be transacted at a special meeting is limited to that set forth in the notice of special meeting and, if the notice so provides, such other matters as the chief executive officer or the Board of Directors may bring before the meeting.

  SECTION 2.04. Notice of Meetings. (a) Except as otherwise required by statute, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten days nor more than sixty days before the day on which the meeting is to be held by delivering written notice thereof to him personally or by mailing such notice, postage prepaid, addressed to him at his post-office address last shown in the records of the Corporation or by transmitting notice thereof to him at such address by telegraph, cable or any other available method. Every such notice shall state the time and place of the meeting and, in case of a special meeting, shall state briefly the purposes thereof. (b) Except as otherwise required by statute, notice of any meeting of stockholders shall not be required to be given to any stockholders who shall attend such meeting in person or by proxy or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable or any other available method either before or after such meeting. Notice of any adjourned meeting of the stockholders shall not be required to be given except when expressly required by law.

  SECTION 2.05. Quorum. (a) At each meeting of the stockholders, except where otherwise provided by statute, the Certificate of Incorporation or these By-Laws, the holders or record of a majority of the issued and outstanding
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                                        5

shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. (b) In the absence of a quorum a majority in interest of the stockholders of the Corporation entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

  SECTION 2.06. Organization. At each meeting of the stockholders the Chairman of the Board or, in his absence, the President or, in the absence of the Chairman of the Board and the President, the Vice Chairman of the Board or, in the absence of the Chairman of the Board, the President and the Vice Chairman of the Board, any Vice President or, in the absence of all such officers, a chairman chosen by a majority vote of the stockholders entitled to vote thereat, present in person or by proxy, shall act as chairman, and the Secretary or an Assistant Secretary of the Corporation or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

  SECTION 2.07. Voting. (a) Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, at every meeting of the stockholders each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock of the Corporation registered in his name on the books of the Corporation:

       (i) on the date fixed pursuant to Section 8.03 of these By-Laws as the record date for the determination of stockholders entitled to vote at such meeting; or
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                                        6

       (ii) if no such record date shall have been fixed, then the record date shall be at the close of business on the day next preceding the day on which notice of such meeting is given.

(b) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. In the case of stock held jointly by two or more executors, administrators, guardians, conservators, trustees or other fiduciaries, such fiduciaries may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument, if any, defining their powers and duties. (c) Persons whose stock is pledged shall be entitled to vote thereon until such stock is transferred on the books of the Corporation to the pledgee, and thereafter only the pledgee shall be entitled to vote. (d) Any stockholder entitled to vote may do so in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized, or by a telegram, cable or any other available method delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period.
(e) At all meetings of the stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation or these By-Laws) shall be decided by the vote of a majority in interest of the stockholders entitled to vote thereon, present in person or by proxy, at such meeting, a quorum being present.

  SECTION 2.08. Voting Procedures and Inspectors of Elections. (a) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more
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                                        7

inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

  SECTION 2.09. List of Stockholders. (a) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of stockholder. Such list shall be open during ordinary business hours to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the election, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. (b) Such list shall be produced and
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                                        8

kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. (c) Upon the willful neglect or refusal of the directors to produce such list at any meeting for the election of directors they shall be ineligible for election to any office at such meeting.
(d) The stock ledger shall be conclusive evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders required by this Section 2.09 on the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

                                  ARTICLE III.

                              BOARD OF DIRECTORS.

  SECTION 3.01. General Powers. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

  SECTION 3.02. Number, Qualifications and Term of Office. (a) The number of directors of the Corporation which shall constitute the whole Board of Directors shall be such number as from time to time shall be fixed by the Board of Directors in accordance with the Certificate of Incorporation of the Corporation. (b) No person shall be elected a director who has attained the age of 72. (c) Each director shall hold office as set forth in the Certificate of Incorporation of the Corporation.

  SECTION 3.03.  Nomination and Election of Directors.
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors at a meeting of the stockholders may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or at an annual meeting or special meeting held in lieu thereof, by any stockholder of the Corporation entitled to vote for the election of directors at
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                                        9

such meeting who complies with the notice procedures set forth in this
Section 3.03. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, in the case of a nomination to be made at an annual meeting, each such notice must be delivered to, or be mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is not within 30 days of such anniversary date, such notice must be so delivered, or so mailed and received, not later than the close of business on the 10th day following the day on which such notice of the annual meeting was mailed or public disclosure of the date of annual meeting was first made, whichever first occurs. To be timely in the case of a nomination to be made at a special meeting held in lieu of an annual meeting, such notice must be delivered to, or be mailed and received at, the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which notice of the special meeting was mailed or public disclosure of the date of special meeting was first made, whichever first occurs. In no event, shall the public announcement of an adjournment of an annual meeting, or a special meeting held in lieu thereof, commence a new period for the giving of a stockholder's notice as described above. Such stockholder's notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or
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                                       10

other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Proxy Rules, and (b) as to the stockholder giving the notice (i) the name and record address of stockholder,
(ii) the class or series and number of shares of capital stock of the Corporation held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice by the stockholder, (iii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and (v) such other information regarding such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to the Proxy Rules. Such notice must be accompanied by the written consent of each proposed nominee to being named as a nominee and to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

  The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons, not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with the Certificate of Incorporation, receiving the greatest number of votes of the stockholders entitled to vote thereon, present in person or by proxy, shall be the directors for the term as set forth in the Certificate of Incorporation.

  SECTION 3.04. Quorum and Manner of Acting. (a) Except as otherwise provided by statute or by the Certificate of Incorporation, a majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting and the affirmative action of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. (b) In the event the Secretary is informed that one or more directors will be out of the continental limits of the United States at the date of any regular or special meeting of the Board, or if one or more of the directors shall be disqualified to vote at such meeting, then the required quorum shall be reduced by one for each such director so absent or disqualified; provided, however, that in no event shall the quorum as adjusted be less than one third of the total number of directors. (c) In the absence of a quorum at any meeting of the Board such meeting need not be held, or a majority of the directors present thereat or, if no director be present, the Secretary may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

  SECTION 3.05. Offices, Place of Meeting and Records. The Board of Directors may hold meetings, have an office or offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board may from time to time determine. The place of meeting shall be specified or fixed in the respective notices or waivers of notice thereof, except where otherwise provided by statute, by the Certificate of Incorporation or these By-Laws.

  SECTION 3.06. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

  SECTION 3.07. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day. Notice of regular meetings need not be given.

  SECTION 3.08. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President or by any two of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him at his residence or at such place of business by telegraph, cable or other available means, or shall be delivered personally or by telephone, not later than two days (or such shorter period as the person or persons calling such meeting may deem necessary or appropriate in the circumstances) before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, cable or otherwise, whether before or after such meeting shall be held, or if he shall be present at such meeting.

  SECTION 3.09. Organization. At each meeting of the Board of Directors the Chairman of the Board or, in his absence, the President or, in the absence of each of them, the Vice Chairman of the Board or, in the absence of all such officers, a director chosen by a majority of the directors present shall act as chairman. The Secretary or, in his absence an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

  SECTION 3.10. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board.

  SECTION 3.11. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed, with cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board caused by any such removal may be filled by the Board in the manner provided in the Certificate of Incorporation.

  SECTION 3.12. Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, to the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  SECTION 3.13. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause may be filled by the remaining directors then in office as set forth in the Certificate of Incorporation. Each director so elected shall hold office as set forth in the Certificate of Incorporation.

  SECTION 3.14. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

                                  ARTICLE IV.

                                  COMMITTEES.

  SECTION 4.01. Executive Committee. The Board of Directors shall, by resolution or resolutions passed by a majority of the whole Board, appoint an Executive Committee to consist of not less than three nor more than eight members of the Board of Directors, including the Chairman of the Board, the Vice Chairman of the Board and the President, and shall designate one of the members as its chairman. Notwithstanding any limitation on the size of the Executive Committee, the Committee may invite members of the Board to attend its meetings. In such case such invitees shall be entitled to vote on matters considered at such meetings and shall receive such fee, if any, as shall be fixed by the Board of Directors for such attendance.

  Each member of the Executive Committee shall hold office, so long as he shall remain a director, until the first meeting of the Board of Directors held after the next annual election of directors and until his successor is duly ap-pointed and qualified. The chairman of the Executive Committee or, in his absence, the Chairman of the Board or a member of the Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee and the Secretary or an Assistant Secretary of the Corporation, or such other person as the Executive Committee shall from time to time determine, shall act as secretary of the Executive Committee.

  The Board of Directors, by action of the majority of the whole Board, shall fill vacancies in the Executive Committee.

  SECTION 4.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors; but neither the Executive Committee nor any other committee created under these By-Laws shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-Laws of the Corporation; and, unless the resolution, By-Laws, or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

  SECTION 4.03. Procedure; Meetings; Quorum. The Executive Committee shall fix its own rules of procedure subject to the approval of the Board of Directors, and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of the Executive Committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. In the absence of a quorum at any meeting of the Executive Committee such meeting need not be held, or a majority of the members present thereat or, if no members be present, the secretary of the meeting may adjourn such meeting from time to time until a quorum be present.

  SECTION 4.04. Compensation. Each member of the Executive Committee shall be entitled to receive from the Corporation such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties.

  SECTION 4.05. Other Board Committees. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate one or more committees in addition to the Executive Committee, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.

  A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

  SECTION 4.06. Alternates. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee; provided, however, that in the absence of any such designation of alternates the member or members of any committee present at any meeting and not disqualified from acting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member.

  SECTION 4.07. Additional Committees. The Board of Directors may from time to time create such additional committees of directors, officers, employees or other persons designated by it (or any combination of such persons) for the purpose of advising with the Board, the Executive Committee and the officers and employees of the Corporation in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolutions prescribe.

  A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                   ARTICLE V.

                        ACTION BY CONSENT OR TELEPHONE.

  SECTION 5.01. Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

  SECTION 5.02. Telephone Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board or Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE VI.

                                   OFFICERS.

  SECTION 6.01. Number. The principal officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents (the number thereof and variations in title to be determined by the Board of Directors), a Treasurer and a Secretary. In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 6.03. Any two or more offices, except those of President and Secretary, may be held by the same person.

  SECTION 6.02 Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.03, shall be elected annually by the Board of Directors and shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed in the manner herein provided. The Chairman of the Board, the Vice Chairman of the Board and the President shall be and remain directors.

  SECTION 6.03. Other Officers. The Corporation may have such other officers, agents, and employees as the Board of Directors may deem necessary including a Controller, one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors, the Chairman of the Board or the President may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

  SECTION 6.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any committee or officer upon whom the power of removal may be conferred by the Board of Directors.

  SECTION 6.05. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board or the President. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  SECTION 6.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

  SECTION 6.07. Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors and at all meetings of the stockholders and shall have such additional powers and shall perform such further duties as may from time to time be assigned to him by the Board of Directors, the Executive Committee or the chief executive officer of the Corporation.

  SECTION 6.08. Vice Chairman of the Board. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board and the President, preside at all meetings of the Board of Directors and at all meetings of the stockholders and shall have such powers and shall perform such further duties as may from time to time be assigned to him by the Board of Directors, the Executive Committee or the chief executive officer of the Corporation.

  SECTION 6.09. President. The President shall have general direction of the operations of the Corporation, subject to the control of the Board of Directors, the Executive Committee or the chief executive officer of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and at all meetings of the stockholders and shall have such additional powers and shall perform such further duties as may from time to time be assigned to him by the Board of Directors, the Executive Committee or the chief executive officer of the Corporation.

  SECTION 6.10 Chief Executive Officer. The Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer of the Corporation. The chief executive officer shall have direct charge of the business and affairs of the Corporation.

  SECTION 6.11. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe or as shall be assigned to him by the Chairman of the Board or the President.

  SECTION 6.12. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-Laws; he shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Executive Committee, making proper vouchers for such disbursements, and shall render to the Board of Directors or the stockholders, whenever the Board may require him so to do, a statement of all his transactions as Treasurer or the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of

Directors, any Committee of the Board designated by it so to act or the Chairman of the Board or the President.

  SECTION 6.13. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board of Directors, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; shall keep, or cause to be kept, the list of stockholders as required by Section 2.09, which includes the post-office addresses of the stockholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein, shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors, the Executive Committee or the Chairman of the Board or the President.

  SECTION 6.14. Controller. The Controller shall be in charge of the books and records of account of the Corporation and of its statistical records. He shall keep or cause to be kept at such office or offices as the Board of Directors may from time to time designate complete and accurate accounts of all assets, liabilities, receipts, disbursements and other transactions of the Corporation; shall cause regular audits of such books and records to be made; shall be responsible for the preparation and filing of all reports and actions related to or based upon the books and records of the Corporation; shall render financial statements at the annual meeting of stockholders, if called upon so to do, or at the request of any director or the Board of Directors; shall render to the Board of Directors such statistical reports and analyses as the Board from time to time may require; and, in general, shall perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee or the Chairman of the Board or the President.

  SECTION 6.15. Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

                                  ARTICLE VII.

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

  SECTION 7.01. Execution of Contracts. Unless the Board of Directors or the Executive Committee shall otherwise determine, the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or any Assistant Secretary may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, or any committee designated thereby with power so to act, except as otherwise provided in these By-Laws, may authorize any other or additional officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these By-Laws or by the Board of Directors or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

  SECTION 7.02. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or Executive Committee or other committee designated by the Board so to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

  SECTION 7.03. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or Executive Committee or other committee designated by the Board so to act.

  SECTION 7.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or Executive Committee or other committee designated by the

Board so to act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or Executive Committee or other committee designated by the Board so to act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation, all checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board of Directors or Executive Committee or other committee designated by the Board so to act.

  SECTION 7.05. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors or the Executive Committee or other committee so designated to act by the Board, the Chairman of the Board or the Vice Chairman of the Board or the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                 ARTICLE VIII.

                               BOOKS AND RECORDS.

  SECTION 8.01. Place. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

  SECTION 8.02. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or to the transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail, postage prepaid, to him at his post-office address last known to the Secretary or to the transfer agent of the Corporation or by transmitting a notice thereof to him at such address by telegraph, cable or other available method.

  SECTION 8.03. Record Dates. The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock of the Corporation, or to give such consent, and in each such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

  SECTION 8.04. Audit of Books and Accounts. The books and accounts of the Corporation shall be audited at least once in each fiscal year by certified public accountants of good standing, elected by the Board of Directors.

                                  ARTICLE IX.

                           SHARES AND THEIR TRANSFER.

  SECTION 9.01. Certificates of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation and the seal of the Corporation may be in facsimile form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

  SECTION 9.02. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

  SECTION 9.03. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

  SECTION 9.04. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors or Executive Committee shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board of Directors shall so determine, maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

  SECTION 9.05. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

                                   ARTICLE X.

                                     SEAL.

  The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the words and figures Incorporated 1967, Delaware.

                                  ARTICLE XI.

                                  FISCAL YEAR.

  The fiscal year of the Corporation shall begin at the opening of business on the Sunday nearest to the first day of January and end at the close of business on the Saturday nearest to the thirty-first day of December in each year, whether such Sunday or Saturday, as the case may be, falls in December or in January.

                                  ARTICLE XII.

                                INDEMNIFICATION.

  (a) The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation (for the purposes of this Article XII such term includes Textron Inc., a Rhode Island corporation), or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each such person being referred to hereafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  (b) The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

  (c) To the extent that an Agent shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

  (e) Expenses (including attorneys' fees) incurred by an Agent in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (a) and (b) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article XII. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtaina-ble or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such Agent acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such Agent believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its stockholders.

  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Article XII shall be deemed to be provided by a contract between the Corporation and each Agent who serves in such capacity at any time while this Article XII is in effect. Any repeal or modification of this Article XII shall not affect any rights or obligations then existing.

  (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XII.

  (h) For purposes of this Article XII, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (includ-ing any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  (i) For purposes of this Article XII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XII.

  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                 ARTICLE XIII.

                               WAIVER OF NOTICE.

  Whenever any notice whatever is required to be given by statute, these By-Laws of the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE XIV.

                                  AMENDMENTS.

  These By-Laws may be altered, amended or repealed, in whole or in part, and new By-Laws may be adopted, in whole or in part, by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present, or by the affirmative vote of a majority of the whole Board of Directors given at any meeting. Any By-Law made, altered, amended or repealed by the Board of Directors shall be subject to alteration, amendment or repeal by vote of stockholders as provided above.

                                  TEXTRON INC.

  I,                              ,
SECRETARY of TEXTRON INC., a Delaware corporation, DO HEREBY CERTIFY that the foregoing is a true and complete copy of the By-Laws of said Corporation, and that such By-Laws are now in full force and effect.

  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of
said Corporation this    day of                    , 19     .



                                                ................................
                                                                    Secretary